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                                                                   EXHIBIT 99.1




                     PRESS RELEASE DATED SEPTEMBER 29, 2000


DIGITAL LIGHTWAVE ANNOUNCES RESULTS OF ANNUAL MEETING

CLEARWATER, Fla.--(BUSINESS WIRE)--Sept. 29, 2000--Digital Lightwave(R), Inc. (Nasdaq:DIGL - news), a leading provider of optical networking products and technology, today announced the results of the voting at its annual stockholders' meeting held earlier in the day.

Five directors were elected to the company's board of directors. Four of the elected directors were nominated by the company's nominating committee: Gerry Chastelet, Dr. William Hamilton, Robert F. Hussey, and Peter Guglielmi. Additionally, the company's majority stockholder, Dr. Bryan J. Zwan, nominated Gerald A. Fallon, who also was elected to the company's board. Mr. Fallon is executive vice president and manager of Capital Markets for KeyBank, NA and senior managing director of Capital Markets for McDonald Investments Inc.

The company also announced that its proposed Amended and Restated 1996 Stock Option Plan was not approved by stockholders.











About Digital Lightwave, Inc.

Digital Lightwave serves the growing fiber-optic networking industry--high-speed telecommunications networks based on fiber-optic technology--with products and technology that monitor, maintain and facilitate the management of voice, data and multimedia communications networks. Digital Lightwave customers include leading telecommunications service providers and equipment manufacturers. The company is headquartered in Clearwater, Florida, and can be located on the Internet at http://www.lightwave.com Except for the historical statements made herein, this release contains certain forward-looking statements that may involve a number of risks and uncertainties. Factors that could cause actual results or events to differ materially from these forward-looking statements include: quarterly fluctuations in the company's operating results; control by a majority shareholder; dependence on a limited number of products; rapid technological changes; the company's ability to compete effectively with other companies; the company's dependence on major customers; the company's dependence on contract manufacturing and limited source suppliers; delays in product development and delivery schedules; the company's ability to expand its production and assembly operations; the company's ability to manage its growth; the company's ability to enter into strategic relationships; the company's dependence on key personnel; the company's dependence on proprietary technology; the inherent risk of litigation; the company's success in defending significant litigation; liquidity risk and future capital needs; general business conditions; and other factors described in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update information contained in this release.


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Contact:
         Digital Lightwave
         Bill Rooney, 727/442-6677